Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 14, 2006 relating to the consolidated financial statements of MIV Therapeutics, Inc. included in its Annual Report on Form 10-KSB for the year ended May 31, 2006, and to the reference to our firm under the caption "Experts" in the related Registration Statement of MIV Therapeutics, Inc., for the registration of up to 1,500,000 shares of its common stock.

“DMCL”

DALE MATHESON CARR-HILTON LABONTE LLP
DMCL Chartered Accountants

Vancouver, Canada
July 14, 2008